SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

April 8, 2008

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.02 Changes in Directors

John (Jack) D. Haffey, a member of the Board of Directors since March 2008, has been appointed Chief Executive Officer of Intrepid Technology & Resources, Inc. effective April 7, 2008.

Mr. Haffey, formerly Executive Vice President and COO of Montana Power, in accepting the position states, “When I joined the Intrepid Board, I expressed my belief that Intrepid has a noble purpose, that of making a significant contribution to the environmental well-being of the planet. The Company is now poised to do just that. I am pleased that the Board of Directors has given me the opportunity to join the Intrepid leadership team to help us take our next strategic steps.

Lynn Smith, Board Chairman, in expressing his enthusiasm for the vision and energy that Mr. Haffey brings to the team stated “Jack is the right man at the right time. His executive credentials in the energy and power sector combined with his strong business background are exactly what we need to lift the company to the next level. We are both fortunate and delighted to have him assume the responsibilities of Chief Executive Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ D. Lynn Smith
Name: D. Lynn Smith
Title: Chairman of the Board